Exhibit 5.1

October 15, 2009

Enterprise Bancorp, Inc.

222 Merrimack Street

Lowell, MA 01852

RE:                              S-3 Registration Statement (SEC File No. 333-161828)

Ladies and Gentlemen:

We have acted as special counsel to Enterprise Bancorp, Inc., a Massachusetts business corporation (the “Company”), in connection with the Company’s filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and rights to purchase shares of the Common Stock or other securities (the “Rights” and together with the Common Stock, the “Registered Securities”).  The Registered Securities will have an aggregate offering price of up to $25,000,000 and may be offered from time to time on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

Each of the Rights will be issued pursuant to an agreement to be entered into between the Company and an entity selected by the Company to act as the rights agent (the “Rights Agent”), which shall be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference (the “Rights Agreement”).

As special counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.  We have also assumed that the Company has been duly organized and is validly existing as a business corporation under the laws of the Commonwealth of Massachusetts.  We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto.  We have assumed that (i) the Registration

Statement and any amendment thereto will have become effective (and will remain effective at the time of any issuance of any Registered Securities thereunder) and (ii) a prospectus supplement describing each class or series of Registered Securities offered pursuant to the Registration Statement will have been prepared and filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Our opinions set forth below are limited to the laws of the Commonwealth of Massachusetts and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted, referred to or otherwise relied upon by you for any other purpose or by any other person, firm or entity for any purpose without in either case our express written consent.  No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below.  Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.     When, as and if (a) appropriate corporate action has been taken to authorize the issuance of shares of the Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) shares of the Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of the Common Stock have been duly executed by the duly authorized officers of the Company or such shares have been duly issued in uncertificated form, in either case as permitted under the by-laws of the Company and in accordance with applicable law, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board of Directors (or an authorized committee thereof) may determine, such shares of the Common Stock shall be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.     When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Rights, (b) the Rights have been duly executed and delivered against payment, if any, required therefor pursuant to the applicable Rights Agreement or other documents, and (c) certificates representing the Rights have been duly executed and delivered by the Rights Agent, then, upon the happening of such events and receipt by the Company of such lawful consideration, if any, as the Board of Directors (or an authorized committee thereof) may determine, such Rights will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and all amendments thereto and to the reference to our firm under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Chu, Ring & Hazel LLP

CHU, RING & HAZEL LLP